Exhibit 99.1
Berkshire Hathaway Merger
The Lubrizol Corporation Employee Q&A
4.18.11 Posting
General/Deal Specific
1.	Can you please explain why the Berkshire Hathaway transaction is being referred to as a merger rather than an acquisition?

Essentially Lubrizol is being acquired by Berkshire Hathaway. However, the transaction is actually structured as a merger, with Lubrizol merging with Ohio Merger Sub, Inc. (a wholly owned subsidiary of Berkshire Hathaway and an Ohio corporation) at the time the transaction is complete. The surviving company will be called The Lubrizol Corporation and will be a wholly owned subsidiary of Berkshire Hathaway.

2.	With this deal, what type of retention agreement does James have, as it appears Warren Buffett not only purchased Lubrizol for its growth, but also due to his belief in James?

James has made a verbal commitment to both Warren, as well as to all Lubrizol employees, that he will remain with the company after the sale. At 56, James looks forward to several more years of capable service to Lubrizol. Helping grow Lubrizol for the future has been a huge part of his life and something he is passionate about. This is unlikely to change anytime soon.
Business Specific
3.	Are there any anticipated changes to The Lubrizol Foundation or will it continue to operate as an independent entity?

We do not anticipate any significant changes to The Lubrizol Foundation as a result of this transaction. The Lubrizol Foundation will continue to recognize employees’ volunteer activities and support the company’s interests and values. And, we expect that The Lubrizol Foundation’s activities will continue to be directed by a separate board of trustees that determines its policies and objectives, elects its officers and appoints the members of its committees.
Benefits/Profit Sharing and 401(k) Specific
4.	Concerning the 401(k) payout on Lubrizol stock, will the 10% IRS penalty be incurred as a result of the merger common stock being purchased and paid out for those under the age of 59 1/2? Does the IRS see this as a withdrawal which will be subject to penalties?

There is no withdrawal or distribution from the 401(k) plan simply as a result of the conversion of Lubrizol shares into cash. Therefore, there will not be an application of the early withdrawal excise tax unless the cash is withdrawn.
Benefits/Compensation Specific
5.	In some cases, the change in control of a company triggers payment of bonuses accrued year-to-date for employees eligible for variable pay which is then paid out at the time the sale is completed. Will variable pay accrued up to the completed sale date be payable to employees eligible for variable pay at that time?

For incentive plans that are paid in cash, we do not anticipate an earlier than normal payout. Stock-based plans, will however be “cashed out” and paid to employees at the time of closing or on other specified dates as contemplated by various plans.

6.	How do we anticipate the bonus metrics, specifically the earnings per share metric, will be treated for 2011 since we will no longer be a publicly traded company once the sale is complete?

Once the transaction is complete and we are no longer publicly traded, the earnings per share (EPS) metric will no longer be relevant. It is likely that the EPS target in the current plan will be used to calculate a bonus amount

Berkshire Hathaway Merger
The Lubrizol Corporation Employee Q&A
4.18.11 Posting
for the portion of the year through the closing date and another similar metric, such as operating income, will be used for the remaining months of the year. The combined bonus payment will be paid at the normal time in 2012. We are in the process of identifying new metrics which will be used in determining future bonuses and that information will be communicated once it becomes available.

7.	Several of the past Q&A’s have addressed that there are no major changes expected to benefits outside of the normal yearly review. Do you anticipate variable pay will be left unchanged as well, especially beyond the two-year benefit agreement outlined in the merger agreement?

We do not anticipate any changes to our compensation philosophy which includes variable pay. Variable pay arrangements will continue to be reviewed annually, as has been our customary process.

8.	Can you provide any insight as to what Berkshire Hathaway has done with pensions at other companies which they have acquired?

We do not have any specific research on the treatment of benefits or pension plans at other companies which have been acquired by Berkshire Hathaway. We do not anticipate any changes to the U.S. pension plans unless they are legally required.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Lubrizol’s operations and business environment that are difficult to predict and may be beyond the control of Lubrizol. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of Lubrizol and cause results to differ from the forward-looking statements in this release include, but are not limited to, Lubrizol’s ability to manage margins in an environment of volatile raw material costs; conditions affecting Lubrizol’s customers, suppliers and the industries that it serves; competitors’ responses to Lubrizol’s products; changes in accounting, tax or regulatory practices or requirements; other factors that are set forth in management’s discussion and analysis of Lubrizol’s most recently filed reports with the Securities and Exchange Commission; and uncertainties associated with the proposed acquisition of Lubrizol by Berkshire Hathaway, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The forward-looking statements contained herein represent Lubrizol’s judgment as of the date of this communication and Lubrizol cautions readers not to place undue reliance on such statements. Lubrizol assumes no obligations to update the forward-looking statements contained in this release.
Participants in the Solicitation
The Company, its directors and officers, and its proxy solicitor, Innisfree M&A Incorporated, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 17, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the preliminary proxy statement filed with the SEC on March 25, 2011 and

Berkshire Hathaway Merger
The Lubrizol Corporation Employee Q&A
4.18.11 Posting
amended on April 11, 2011, the definitive proxy statement (when available) and other relevant documents regarding the proposed transaction, when filed with the SEC.
Additional Information
In connection with the proposed transaction, the Company filed a preliminary proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE DOCUMENTS CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the preliminary proxy statement, the definitive proxy statement (when available) as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the preliminary proxy statement, the definitive proxy statement (when available) and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to The Lubrizol Corporation, 29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298, attention: Corporate Secretary.